EXHIBIT IV
                                                                      ----------

                                 AMENDMENT NO. 2
                                       TO
                               SECURITY AGREEMENT
                               ------------------

                          dated as of December 17, 2004

       THIS AMENDMENT NO. 2 dated as of December 17, 2004 (this "Amendment") to the Security Agreement (as defined below) is entered into among Elephant & Castle Group Inc. (the "Company") and its Subsidiaries signatories hereto (the "Subsidiaries") and GE Investment Private Placement Partners II, a Limited Partnership ("GEIPPPII").

                              W I T N E S S E T H:
                               -------------------

       WHEREAS, the Company and GEIPPPII desire to amend and restate that certain Note, Stock Purchase and Warrant Agreement dated as of November 30, 1995 and amended as of December 12, 2001 (as amended, the "Agreement");

       WHEREAS, in connection with amendment and restatement of the Agreement, the Company, the Subsidiaries and GEIPPPII desire to amend that certain Security Agreement (US) dated as of October 6, 1999 and amended as of December 12, 2001 (the "Security Agreement");

       WHEREAS, capitalized terms unless otherwise defined herein shall have the meaning attributed thereto in the Security Agreement;

       WHEREAS, it is a condition to GEIPPPII's entering into the Agreement that the Company, the Subsidiaries and GEIPPPII execute this Amendment;

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Subsidiaries and GEIPPPII hereby agree as follows:

       1. Amendment. (a) Recitals to the Security Agreement are hereby deleted in their entirety and the following recitals are inserted in lieu thereof:

              "WHEREAS, the Debtor and the Secured Party have decided to amend and restate that certain Note, Stock Purchase and Warrant Agreement dated November 30, 1995 and amended as of December 12, 2001 (as amended and restated, the "Note and Stock Purchase Agreement") and, pursuant to the Note and Stock Purchase Agreement, the Debtor has executed and delivered to the Secured Party New Restated and Amended Senior Secured Notes in the principal amount of $4,203,879 (the "Notes"). Terms used herein not otherwise defined shall have the meaning ascribed thereto in the Note and Stock Purchase Agreement.

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

              WHEREAS, the Secured Party and the Debtor desire to continue the security interest in the Collateral in full force and effect as security for the repayment of the Notes."

              (b) Section 2.1 of the Security Agreement is hereby amended by adding the following paragraph immediately at the end thereof:

              "In consideration of the continuation of the Security Interest hereunder and continuation of the security interest granted pursuant to the Canadian Documents, the Secured Party hereby waives and forgives unpaid interest on (i) the Amended and Restated Senior Secured Convertible Notes due September 1, 2005 in the aggregate principal amount, as of the date hereof, of $5,000,000 and (ii) the Amended and Restated Junior Secured Convertible Notes due September 1, 2005 in the aggregate principal amount, as of the date hereof, of $5,000,000, in the aggregate amount equal $1,208,811.

              (c) Section 2.2 of the Security Agreement is hereby deleted in its entirety and the following new Section 2.2 is hereby inserted in lieu thereof:

              "2.2 This Agreement is being executed and delivered to secure, and the Security Interests herein granted shall secure: (a) full payment and performance of all of the indebtedness and obligations owing to the Secured Party by the Debtor under the Note and Stock Purchase Agreement and the Notes, whether for principal, interest, costs, fees, expenses or otherwise, (b) all covenants of the Debtor and the Subsidiaries under this Agreement and all covenants, obligations and conditions to be performed by the Debtor and the Subsidiaries under the Note and Stock Purchase Agreement, in each case including all renewals, extensions and modifications thereof, and (c) all reasonable costs and expenses incurred by the Secured Party in collecting the indebtedness evidenced by the Notes or otherwise enforcing its rights under this Agreement, the Note and Stock Purchase Agreement or the Notes, including without limitation, reasonable attorneys' fees. All of such debts, indebtedness, liabilities, covenants, and duties referred to in (a), (b) and (c) of this Section 2.2 are hereinafter collectively referred to as the "Secured Obligations"."

       2. Conditions Precedent. GEIPPPII's obligation to enter into this Amendment is subject to satisfaction, on or prior to the date hereof, of the following conditions:

              (a) GEIPPPII and the Company shall have entered into the Agreement; and

              (b) The Security Agreement (Canada) among the Company, Elephant and Castle Canada Inc. and GEIPPPII dated as of October 6, 1999 and amended as of December 12, 2001 and documents related thereto shall have been amended as provided in the Agreement.

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

       3. Reconfirmation. The Company and GEIPPPII hereby reconfirm their rights and obligations under the Security Agreement as amended and restated hereby.

       4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

       5. Governing Law. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

       IN WITNESS WHEREOF, the Company, the Subsidiaries and GEIPPPII have each caused this Amendment to be duly executed and delivered as of the day and year first above written.


                              GE INVESTMENT PRIVATE PLACEMENT
                              PARTNERS II, a LIMITED PARTNERSHIP

                              By:  GE Asset Management
                                   Incorporated, its General Partner

                              By:  /s/ David W. Wiederecht
                                   ---------------------------------------------
                                   Name: David W. Wiederecht
                                   Title:  Vice President




                              ELEPHANT & CASTLE GROUP INC.


                              By:  /s/ Richard Bryant
                                   ---------------------------------------------
                                   Name: Richard Bryant
                                   Title: President and Chief Executive Officer




                              ELEPHANT & CASTLE, INC.


                              By:  /s/ Richard Bryant
                                   ---------------------------------------------
                                   Name:  Richard Bryant
                                   Title:  President and Chief Executive Officer




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

                                   ELEPHANT AND CASTLE OF PENNSYLVANIA, INC.


                                   By: /s/ Richard Bryant
                                       -----------------------------------------
                                       Name: Richard Bryant
                                       Title:  President and Chief Executive
                                               Officer




                                   E & C PUB, INC.


                                   By: /s/ Richard Bryant
                                       -----------------------------------------
                                       Name: Richard Bryant
                                       Title:  President and Chief Executive
                                               Officer




                                   MASSACHUSETTS ELEPHANT & CASTLE GROUP, INC.


                                   By: /s/ Richard Bryant
                                       -----------------------------------------
                                       Name: Richard Bryant
                                       Title:  President and Treasurer




                                   ELEPHANT & CASTLE INTERNATIONAL, INC.


                                   By: /s/ Richard Bryant
                                       -----------------------------------------
                                       Name: Richard Bryant
                                       Title:  President and Chief Executive
                                               Officer



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